UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2013

TRANS-LUX CORPORATION

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(Exact name of registrant as specified in its charter)

Delaware                                       1-2257                        13-1394750

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(State or other jurisdiction        (Commission                (I.R.S. Employer

of incorporation)                          File Number)             Identification No.)

950 Third Avenue, Ste. 2804, New York, NY 10022

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(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 853-4321

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into Material Definitive Agreement;

On December 2, 2013, Trans-Lux Corporation (the “Company”) executed a promissory note (the “Note”) in favor of Carlisle Investments, Inc. (“Carlisle”), pursuant to which Carlisle will loan $1,000,000 to the Company in order to provide the Company with temporary financing (the “Loan”).  Mr. Marco Elser, a director of the Company, exercises voting and dispositive power as investment manager of Carlisle.  In connection with the Loan, the Company has granted to Carlisle a first-priority (excluding the liens held by the Pension Benefit Guaranty Corporation, which are senior to the liens and security interest granted in connection with the Loan) continuing security interest in and lien upon all assets of the Company (excluding those assets subject to the security interest granted to Axis Capital, Inc. by the Company pursuant to that certain Master Agreement for Sale and Assignment of Leases dated as of June 6, 2013), in accordance with the terms of a security agreement entered into between the parties and dated as of December 2, 2013.  The Note bears interest at the rate of ten percent per annum and has a maturity date of June 1, 2014, with a bullet payment of all principal and accrued interest due at such time; provided, however, that the parties may agree in writing to convert or exchange all or any part of the Note into a long term investment by Carlisle in Trans-Lux (a “Conversion Transaction”).  In the event the parties engage in a Conversion Transaction (of which there can be no assurance), all amounts due under the Note will be payable (or not, as the case may be) in accordance with the terms of the documentation executed by the parties in connection with such Conversion Transaction, if any.  On December 4, 2013, net proceeds in the amount of $1,000,000 were received from Carlisle.  The funds were used for working capital purposes.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

4.01

Promissory Note dated as of December 2, 2013 and executed by Trans-Lux Corporation in favor of Carlisle Investments, Inc.

4.02

Security Agreement dated as of December 2, 2013 between Trans-Lux Corporation and Carlisle Investments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

TRANS-LUX CORPORATION

By:   /s/ Todd Dupee

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Todd Dupee

Vice President

and Chief Financial Officer

Dated:  December 6, 2013